UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Ameron International Corporation

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On March 23, 2011, Ameron International Corporation announced that independent directors urged stockholders to re-elect the Board’s nominees and issued a press release relating to the announcement, a copy of which follows:

N E W S    R E L E A S E

March 23, 2011

Ameron Independent Directors Urge Stockholders to Re-elect Nominees

Ameron’s Performance and Stockholder Returns Speak Volumes: Board’s Recommended

Candidates are the Right Ones for Ameron

PASADENA, Calif., March 23, 2011 – The Independent Directors of Ameron International Corporation (NYSE: AMN) urged stockholders today to re-elect Directors James Marlen and David Davenport and to reject Barington Capital Group’s nominee, James Mitarotonda.

The Independent Directors commented, “We are determined to put forward the facts and let stockholders decide for themselves the future of their investment in Ameron. We believe that the outstanding returns that this Board, management and Ameron’s dedicated employees have produced for stockholders send a clear message: total stockholder return of approximately 11 percent per year during Jim Marlen’s tenure with the Company from June 30, 1993 to January 31, 2011; and an approximately 12 percent per year total stockholder return over the last five fiscal years, despite the economic recession. The Company’s total stockholder returns exceeded the returns of the Dow Jones Index, the Russell 2000 Index, the S&P 500 Index and the NYSE Broad Index over both periods. Ameron’s stock price increased nearly five times from 1993 to today. Because of the efforts of the current team, Ameron is a focused and streamlined company that is the leader in almost every market in which it competes. Based on these efforts as well as prudent fiscal planning, timely divestitures, strategic organic initiatives and an expanded global footprint, Ameron is poised for growth when its end markets improve. We urge stockholders not to let Barington compromise Ameron’s future performance and growth prospects.

As Egan-Jones recognized, Barington has offered no positive ideas, plans or strategies to build value at Ameron. We believe that ISS and Glass Lewis failed to recognize this fact, failed to sufficiently analyze Mr. Mitarotonda’s history and performance, failed to sufficiently study the Company’s end markets to understand the effects the Great Recession has had on the Company’s businesses as compared to its peers and failed to give adequate credit to management and the current Board for the Company’s impressive financial and strategic accomplishments.”

The Independent Directors continued: “We are confident that we could attract in the near term other independent directors of much higher caliber than Mr. Mitarotonda who will promote positive change. We believe that Ameron’s management team has a clear vision and strategy and that the Board has been responsive to stockholders and has adopted corporate governance policies that are in the best interests of all stockholders. Further, since March 2010, when Mr. Marlen announced his retirement in March 2012, the Board has worked to put a thoughtful leadership succession plan in place to advance the long-term benefit of all Ameron stockholders.”

The Ameron Board continues to urge stockholders to vote the GOLD proxy and re-elect Mr. Davenport and Mr. Marlen.

About Ameron International Corporation

Ameron International Corporation (“Ameron” or “the Company”) is a multinational manufacturer of highly-engineered products and materials for the chemical, industrial, energy, transportation and infrastructure markets. Traded on the New York Stock Exchange (AMN), Ameron is a leading producer of water transmission lines and fabricated steel products, such as wind towers; fiberglass-composite pipe for transporting oil, chemicals and corrosive fluids and specialized materials; and products used in infrastructure projects. The Company’s businesses operate in North America, South America, Europe and Asia. The Company also has partial ownership in several unconsolidated affiliates in the Middle East.

All statements in this press release and in all future press releases that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the intentions, plans, expectations and beliefs of Ameron, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements. For a written description of these factors, see the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended November 30, 2010. The Company disclaims any intention or obligation to update these forward-looking statements whether as a result of subsequent events or otherwise except as required by law.

Vote the GOLD Proxy Card to Support Your Board’s Nominees

Please vote your GOLD proxy today and support your Company. Even if you have sent a white proxy card to Barington, you have every right to change your vote. You may revoke that proxy, and vote as recommended by your Board by signing, dating and mailing the enclosed GOLD proxy card in the enclosed envelope. Only your latest dated proxy counts. If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO., LLC

Call Toll Free at (800) 662-5200

or

Call Collect at (203) 658-9400

or email at: ameron.info@morrowco.com

Additional Information and Where to Find It

Ameron has filed with the Securities and Exchange Commission (“SEC”), and has mailed to stockholders, a proxy statement in connection with its 2011 Annual Meeting of stockholders. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Ameron through the website maintained by the SEC at http://www.sec.gov and at http://www.ezodproxy.com/ameron/2011, or by writing to Ameron International Corporation, 245 South Los Robles Avenue, Pasadena, California 91101-3638.

Certain Information Regarding Participants

Ameron and its Directors are, and certain of its officers may be deemed to be, participants in the solicitation of proxies with respect to the 2011 Annual Meeting of stockholders. A description of the direct and indirect interests of the participants, by securities holdings or otherwise, was contained in Ameron’s proxy statement that was filed with the SEC on February 28, 2011.

Ameron International Corporation

Media: Brunswick Group, Steven Lipin/Christina Stenson

Telephone: 212-333-3810

Investors: Gary Wagner, Senior Vice President, Finance and Administration & Chief Financial Officer

James R. McLaughlin, Senior Vice President, Corporate Development & Treasurer

Telephone: 626-683-4000